Exhibit 99.1

Getty Images Reports Third Quarter 2022 Results

New York, NY, November 14, 2022 – Getty Images Holdings, Inc. (“Getty Images”) (NYSE: GETY), a preeminent global visual content creator and marketplace, today reported financial results for the third quarter ended September 30, 2022.

“Getty Images delivered solid third quarter results, including positive operating performance, purchasing customer growth, and annual subscription growth,” said Craig Peters, Chief Executive Officer of Getty Images. “Despite the challenging macro environment, our customers are deriving more value from us as our paid downloads continue to increase. From what we see, we believe we are taking market share based on the quality of our content offering.”

Third Quarter 2022 Financial Summary:

•	Revenue of $230.5 million, down 2.8% year over year. On a currency neutral basis, revenues increased 2.8%.

○	Creative revenue of $145.2 million, down 2.1% year over year and up 3.2% on a currency neutral basis.
○	Editorial revenue of $81.8 million, down 3.0% year over year and up 3.1% on a currency neutral basis.
○	Annual Subscription Revenue as a percentage of total revenue grew to 49.4% up from 47.1% as of Q3 2021 and up from 46.1% at the end of 2021.

•	Net Loss of $149.4 million compared to Net Income of $15.3 million in Q3 2021. This result included a $161.3 million net loss on fair value adjustment for the warrant liabilities, which is nondeductible for tax purposes and will also impact our effective tax rate in 2022.
•	Adjusted EBITDA* of $77.7 million, down 4.8% year over year and up 2.2% on a currency neutral basis. Adjusted EBITDA Margin* for the quarter was 33.7%, down from 34.4% in Q3 2021, due primarily to the pressure from foreign exchange on revenue.
•	Adjusted EBITDA less capex* was $62.0 million, down 11.7% and 5.4% on a currency neutral basis.
•	Net cash provided by operating activities of $48.9 million, compared to $42.6 million in the prior year period.
•	Free cash flow* of $33.2 million, compared to $31.2 million in the prior year period.
•	Ending cash balance on September 30, 2022, was $71.9 million, a decrease of $71.4 million from September 30, 2021, and $114.4 million from the ending balance on December 31, 2021. This decrease was driven in large part by the voluntary Q3 $300.0 million paydown of the USD Term Loan. We have $80.0 million available through our Revolver, for total liquidity of $151.9 million.
•	Our total debt was $1.399 billion, which included $300.0 million in senior notes as well as a term loan balance of $1.099 billion, consisting of $690.0 million in USD and $409.3 million in USD equivalent of Euros, converted using exchange rates as of September 30, 2022.

* Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less capex, and Free Cash Flow are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.

Key Performance Indicators (KPIs)1

	Last Twelve Months Ended September 30,
	2022[1]	2021	Y/Y Change
LTM total purchasing customers (thousands)[2]	837	766	+9.3%
LTM total active annual subscribers (thousands)[3]	107	70	+52.9%
LTM paid download volume (millions)[4]	94	87	+8.0%
LTM annual subscriber revenue retention rate[5]	103.0%	102.3%	+70 bps
Image collection (millions)[6]	484	450	+7.6%
Video collection (millions) [6]	23	19	21.1%
LTM video attachment rate[7]	12.7%	12.1%	+60 bps

Note: The Key Operating Metrics outlined are the metrics that provide management with the most immediate understanding of the drivers of business performance and our ability to deliver shareholder return, track to financial targets and prioritize customer satisfaction.

LTM - Last twelve months

Annual subscription - includes all products with a duration of 12 months or longer

1 Beginning with the three months ended September 30, 2022, the company made two changes to its reporting that has some impact on reported KPI’s. First, activity for LATAM, Turkey and Israel which was previously excluded from these metrics is now included due to completion of a system migration. Additionally, starting this quarter, the method by which we aggregate our customer accounts was updated to better align with our internal sales CRM system. We have not restated historical periods given the immaterial impact to the KPI’s, except for LTM total active annual subscribers and LTM annual subscriber revenue retention rate for which the legacy reporting format is detailed in noted 3 and 5 below.

2 The count of total customers who made a purchase within the reporting period based on billed revenue.

3 The count of customers who were on an annual subscription product during the reporting period. Absent the reporting changes noted in Note 1, LTM total active annual subscribers would have been 100,000, up 43% year on year.

4 A count of the number of paid downloads by our customers in the reporting period. Excludes downloads from Editorial Subscriptions, Editorial feeds and certain API structured deals, including bulk unlimited deals. Excludes downloads starting in LTM Q3’22 tied to a two-year deal signed with Amazon in July 2022, as the magnitude of the potential download volume over the deal term could result in significant fluctuations in this metric without corresponding impact to revenue in the same period.

5 This calculates retention of total revenue for customers on an annual subscription product, comparing the customer’s total billed revenue (inclusive of both annual subscription and non-annual subscription products) in the LTM period to the prior LTM period. Absent the reporting changes noted in Note 1 above, LTM annual subscriber retention rate would have been 101.0%.

6 A count of the total images and videos in our content library as of the reporting date.

7 A measure of the percentage of total paid customer downloaders who are video downloaders. The underlying calculation of this metric was changed vs. previously reported metrics.  This change was made to exclude the impact of downloader activity from our free trial subscriptions which are skewed entirely to stills-only content.

Third Quarter 2022 Business Highlights:

•	Announced exclusive, multi-year global partnership with BBC Studios to represent their iconic and world-class quality footage.
•	Announced as Official House Photography Partner to the British Academy Film Awards.
•	Commercial partnerships gained momentum with third quarter partnerships including Microsoft, and renewals with Amazon, and Canva.
•	In early October, launched Unsplash+, an unlimited subscription providing access to unique released content, in an ad-free environment and with expanded legal protections.
•	Launched strategic partnership with developer of proprietary AI visual content tools, BRIA, that will give Getty Images’ customers access to state of the art, ethical, Generative AI driven features that will expand their creativity and improve efficiency.

Financial Outlook for Full Year 2022

The following tables summarize Getty Images fiscal year 2022 guidance and year-to-date results on a foreign currency (“FX”) adjusted basis and a currency neutral basis:

2022 Guidance
	FX Adjusted	Currency Neutral
Revenue	$929 million to $953 million	$955 million to $980 million
Revenue Growth YoY	1.1% to 3.8%	4.0% to 6.7%
Adjusted EBITDA	$297 million to $307 million	$310 million to $320 million
Adjusted EBITDA Growth YoY	(4.0%) to (0.9%)	0.2% to 3.5%

	Year-to-Date Results
	FX Adjusted	Currency Neutral
Revenue	$694.8 million	$706.0 million
Revenue Growth YoY	2.2%	6.4%
Adjusted EBITDA	$229.4 million	$231.6 million
Adjusted EBITDA Growth YoY	0.9%	6.7%

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Monday, November 14, 2022, to discuss its third quarter 2022 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.gettyimages.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13732579.

About Getty Images

Getty Images (NYSE: GETY) is a preeminent global visual content creator and marketplace that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty Images, iStock and Unsplash brands, websites and APIs, Getty Images serves customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 507,000 contributors and more than 300 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography. For company news and announcements, visit our Newsroom.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “opportunity,” “upside,” “target”, or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including: our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs; our ability to attract new customers and retain and motivate an increase in spending by our existing customers; the user experience of the Company’s customers on its website; the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by our staff of inhouse photographers; the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content; the risk that we operate in a highly competitive market; the risk that we are unable to successfully execute our business strategy; our inability to effectively manage our growth; the risk that we may lose the right to use “Getty Images” trademarks; our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries; the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks; the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of new and emerging products and services; the loss of and inability to attract and retain key personnel that could negatively impact our business growth; the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights; our reliance on third parties; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, higher interest rates, devaluation and significant political or civil disturbances in international markets where we conduct business; the risk that claims, lawsuits and other proceedings that have been, or may be, instituted against us could adversely affect our business; the inability to maintain the listing of our Class A Common Stock on the NYSE; the risk that the COVID-19 pandemic and efforts to reduce its spread impacts our business, financial condition, cash flows and operation results more significantly than currently expected; the ability to recognize the anticipated benefits of the business combination with CC Neuberger Principal Holdings II, which may be affected by, among other things, competition and our ability to grow our business and manage growth profitably; changes in applicable laws or regulations; risks associated with our reliance on information technology in critical areas of our operations; and costs related to operating as a public company. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described under the heading “Risk Factors “in the 424(b)(3) prospectus filed by the Company on September 16, 2022 and in our subsequent filings with the SEC. The foregoing list of factors is not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this press release, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
REVENUE	$230,474	$237,021	$694,778	$679,635

OPERATING EXPENSE:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	64,040	62,598	191,052	183,142
Selling, general and administrative expenses	91,571	94,459	280,255	273,929
Depreciation	12,407	12,720	37,298	38,551
Amortization	11,566	12,471	35,676	37,025
Other operating expense (income) — net	532	(223)	4,096	(373)
Operating expense	180,116	182,025	548,377	532,274
INCOME FROM OPERATIONS	50,358	54,996	146,401	147,361

OTHER EXPENSE, NET:
Interest expense	(29,397)	(31,006)	(88,983)	(92,173)
Gain on fair value adjustment for swaps and foreign currency exchange contract — net	5,672	3,728	22,777	12,493
Unrealized foreign exchange gains — net	33,671	14,243	71,905	26,922
Loss on extinguishment of debt	(2,693)	—	(2,693)	—
Net loss on fair value adjustment for warrant liabilities	(161,339)	—	(161,339)	—
Other non-operating (expense) income — net	(3,763)	157	(3,408)	457

Total other expense — net	(157,849)	(12,878)	(161,741)	(52,301)
(LOSS) INCOME BEFORE INCOME TAXES	(107,491)	42,118	(15,340)	95,060
INCOME TAX EXPENSE	(10,625)	(8,489)	(38,974)	(19,162)

NET (LOSS) INCOME	(118,116)	33,629	(54,314)	75,898
Less:
Net (loss) income attributable to noncontrolling interest	(62)	113	313	254
Premium on early redemption of Redeemable Preferred Stock	26,678	—	26,678	—
Redeemable Preferred Stock dividend	4,666	18,227	43,218	52,653
NET (LOSS) INCOME ATTRIBUTABLE TO GETTY IMAGES HOLDINGS, INC.	$(149,398)	$15,289	$(124,523)	$22,991

Net (loss) income per share attributable to Class A Getty Images Holdings, Inc. common stockholders:
Basic	$(0.47)	$0.08	$(0.52)	$0.12
Diluted	$(0.51)	$0.08	$(0.59)	$0.12

Weighted-average Class A common shares outstanding:
Basic	318,152,726	196,082,512	237,235,059	196,082,512
Diluted	323,337,894	197,523,619	238,963,448	197,238,936

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data, unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$71,869	$186,301
Restricted cash	4,533	5,228
Accounts receivable — net of allowance of $5,983 and $5,946	124,509	143,362
Prepaid expenses	11,864	12,778
Taxes receivable	2,644	11,992
Other current assets	8,986	15,368
Total current assets	224,405	375,029
PROPERTY AND EQUIPMENT — NET	163,659	170,896
RIGHT OF USE ASSETS	48,318	—
GOODWILL	1,497,843	1,503,245
IDENTIFIABLE INTANGIBLE ASSETS — NET	408,743	478,852
DEFERRED INCOME TAXES — NET	7,785	8,893
OTHER LONG-TERM ASSETS	50,257	41,092
TOTAL	$2,401,010	$2,578,007

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$89,443	$94,993
Accrued expenses	48,339	66,569
Income taxes payable	1,307	10,502
Short-term debt - net	—	6,481
Deferred revenue	163,220	167,550
Total current liabilities	302,309	346,095
LONG-TERM DEBT — NET	1,392,422	1,750,990
LEASE LIABILITIES	47,252	—
DEFERRED INCOME TAXES — NET	43,960	24,595
UNCERTAIN TAX POSITIONS	37,355	42,701
OTHER LONG-TERM LIABILITIES	7,424	26,961
Total liabilities	1,830,722	2,191,342
Commitments and contingencies

REDEEMABLE PREFERRED STOCK:
Redeemable preferred stock, $0.01 par value, 900,000 shares authorized, 677,484 shares outstanding at December 31, 2021 (aggregate liquidation preference of $685,350) No shares were issued or outstanding at September 30, 2022.	—	685,350

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred Stock, $0.0001 par value; 1.0 million shares authorized; no shares issued and outstanding as of September 30, 2022 and December 31, 2021.	—	—
Class A Common Stock, $0.0001 par value: 2.0 billion shares authorized; 394.8 million shares issued and outstanding as of September 30, 2022 and 196.1 million shares issued and outstanding as of December 31, 2021	39	20
Class B Common Stock, $0.0001 par value: 5.1 million shares authorized; no shares issued and no shares outstanding as of September 30, 2022 and December 31, 2021.	—	—
Additional paid-in capital	1,926,489	935,082
Accumulated deficit	(1,259,427)	(1,203,440)
Accumulated other comprehensive loss	(145,182)	(78,403)
Total Getty Images Holdings, Inc. stockholders’ equity (deficit)	521,919	(346,741)
Noncontrolling interest	48,369	48,056
Total stockholders’ equity (deficit)	570,288	(298,685)
TOTAL	$2,401,010	$2,578,007

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended
	September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	(54,314)	$75,898
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	37,298	38,551
Amortization	35,676	37,025
Unrealized exchange gains on foreign denominated debt	(64,283)	(27,951)
Equity-based compensation	5,937	4,826
Non-cash fair value adjustment for common stock warrants	161,339	—
Deferred income taxes — net	20,473	11,320
Uncertain tax positions	(5,345)	(9,849)
Non-cash fair value adjustment for swaps and foreign currency exchange contracts	(21,256)	(13,652)
Amortization of debt issuance costs	4,623	5,007
Non cash operating lease costs	9,425	—
Impairment of right of use assets	2,563	—
Loss on extinguishment of debt	2,693	—
Transaction cost allocated to common stock warrants	4,225	—
Other	3,507	(745)
Changes in current assets and liabilities:
Accounts receivable	9,743	(4,901)
Accounts payable	3,606	1,256
Accrued expenses	(14,598)	14,529
Lease liabilities, non-current	(11,012)	—
Income taxes receivable/payable	(4,323)	(3,218)
Interest Payable	(1,010)	(7,313)
Deferred revenue	6,607	4,489
Other	(2,401)	4,312
Net cash provided by operating activities	129,173	129,584

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(46,034)	(36,719)
Purchase of a Minority Investment	(2,000)	—
Acquisition of a business, net of cash acquired	—	(89,206)
Other investing activities	—	(67)
Net cash used in investing activities	(48,034)	(125,992)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash contributions from business combination	864,164	——
Cash paid for equity issuance costs	(104,001)	—
Payment of Redeemable Preferred Stock	(614,996)	—
Repayment of debt	(307,800)	(14,849)
Cash paid for settlement of employee taxes related to option exercises	(6,267)	——
Proceeds from option and warrant exercise	267	——
Payment of contingent consideration	(10,000)	—
Net cash used in financing activities	(178,633)	(14,849)

EFFECTS OF EXCHANGE RATE FLUCTUATIONS	(17,633)	(1,550)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(115,127)	(12,807)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - Beginning of period	191,529	161,309
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - End of period	76,402	$148,502

Non-GAAP Financial Measures

In order to assist investors in understanding the core operating results that our management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Adjusted EBITDA, (2) Adjusted EBITDA Margin, (3) Adjusted EBITDA less capex and (4) Free Cash Flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results. We also evaluate our revenue on an as reported (U.S. GAAP) and currency neutral basis. We believe presenting currency neutral information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided below.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EBITDA less capex

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(118,116)	$33,629	$(54,314)	$75,898
Add/(less) non-GAAP adjustments:
Depreciation and amortization	23,973	25,191	72,974	75,576
Other operating expense (income) - net	532	(223)	4,096	(373)
Interest expense	29,397	31,006	88,983	92,173
Fair value adjustments, foreign exchange and other non operating (expense) income [1]	(35,580)	(18,128)	(91,274)	(39,872)
Loss on extinguishment of debt	2,693	—	2,693	—
Net loss on fair value adjustment for warrant liabilities	161,339	—	161,339	—
Income tax expense	10,625	8,489	38,974	19,162
Stock based compensation expense	2,805	1,625	5,937	4,826
Adjusted EBITDA	$77,668	$81,589	$229,408	$227,390
Capex	15,663	11,372	46,034	36,719
Adjusted EBITDA less capex	$62,005	$70,217	$183,374	$190,671
Net (loss) income margin	(51.2)%	14.2%	(7.8)%	11.2%
Adjusted EBITDA margin	33.7%	34.4%	33.0%	33.5%

(1) Fair value adjustments for our swaps and foreign currency exchange contracts, foreign exchange gains (losses) and other insignificant non-operating related (expenses) income.

Reconciliation of Free Cash Flow

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$48.9	$42.6	$129.2	$129.6
Acquisition of property and equipment	(15.7)	(11.4)	(46.0)	(36.7)
Free Cash Flow	$33.2	$31.2	$83.1	$92.9

OTHER FINANCIAL DATA

Revenue by Product

(in thousands)	Three Months Ended September 30,				Increase / (decrease)
	2022	% of Revenue	2021	% of Revenue	$ Change	% Change	CN % Change
Creative	145,238	63.0%	148,426	62.6%	(3,188)	(2.1)%	3.2%
Editorial	81,845	35.5%	84,393	35.6%	(2,548)	(3.0)%	3.1%
Other	3,391	1.5%	4,202	1.8%	(811)	(19.3)%	(14.5)%
Total Revenue	$230,474		$237,021		$(6,547)	(2.8)%	2.8%

(in thousands)	Nine Months Ended September 30,				Increase / (decrease)
	2022	% of Revenue	2021	% of Revenue	$ Change	% Change	CN % Change
Creative	$440,305	63.4%	$441,190	64.9%	(885)	(0.2)%	3.9%
Editorial	243,543	35.1%	226,902	33.4%	16,641	7.3%	11.9%
○ther	10,930	1.6%	11,543	1.7%	(613)	(5.3)%	(1.9)%
Total Revenue	$694,778		$679,635		$15,143	2.2%	6.4%

Balance Sheet & Liquidity

($ millions)	Sept 30, 2022	June 30, 2022	Dec 31, 2021	Sept 30, 2021
Cash & Cash Equivalents[1]	$71.9	$213.8	$186.3	$143.3
Available under Revolving Credit Facility[2]	$80.0	$80.0	$80.0	$80.0
Liquidity	$151.9	$293.8	$266.3	$223.3
Term Loans Outstanding - USD Tranche	$690.0	$992.6	$997.8	$1,000.4
Term Loans Outstanding - EUR Tranche[3]	$409.3	$438.9	$473.8	$485.1
Total Balance - Term Loans Outstanding[4]	$1,099.3	$1,431.5	$1,471.6	$1,485.5
Senior Notes	$300.0	$300.0	$300.0	$300.0

1	Excludes restricted cash of $4.6 million for periods ending in September and June 2022, $5.2 million for September and December 2021.
2	Effective February 2019. Expires February 2024.
3	Face Value of Debt is 419M EUR. Converted using the FX spot rate as of September 30, 2022 of 0.98, June 30, 2022 of 1.05. December 31, 2022 of 1.13, and September 30. 2021 of 1.16
4	Represents face value of debt, not GAAP carrying value

Investor Contact:

Getty Images

Steven Kanner

Investorrelations@gettyimages.com

Media Contacts:

Getty Images

Anne Flanagan

Anne.flanagan@gettyimages.com